EXHIBIT 99.1
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NEWS FOR IMMEDIATE RELEASE                          CONTACT: BRIEN M. CHASE, CFO
NOVEMBER 3, 2004                                             (304) 525-1600

                          CITIZENS DEPOSIT BANK & TRUST
                         RELEASED FROM WRITTEN AGREEMENT

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), a $551 million community bank holding company with six bank subsidiaries, announced that it has received notification from the Federal Reserve Bank of Cleveland (FRB) indicating that the September 29, 2000 written agreement between the FRB and Citizens Deposit Bank & Trust (Citizens Deposit) has been terminated by the FRB effective October 25, 2004.

In a letter dated October 29, 2004, the FRB indicated that Citizens Deposit, Premier's wholly owned $89 million bank subsidiary located in Vanceburg, Kentucky, has fully satisfied the provisions of the Written Agreement dated September 29, 2000 and that the FRB has terminated that written agreement. This final notification follows an August 23, 2004 letter from the Kentucky Office of Financial Institutions (KOFI) releasing Citizens Deposit from a concurrent agreement with the KOFI.

Robert W. Walker, President and CEO of Premier commented, "We are certainly pleased with this acknowledgement of the effort and progress we have made at Citizens Deposit to restore the bank's financial position. I would like to congratulate and thank all of the employees of the bank for their efforts and dedication to the bank's restoration. I also wish to acknowledge the bank's current President, Mike Mineer, its former President, Danny Coffey, and its interim President, Jeanne Hubbard for their leadership throughout the term of the agreement."

This is the second of Premier's subsidiary banks to be released from a regulatory agreement. In a joint letter dated August 9, 2004, the Federal Deposit Insurance Corporation (FDIC) and the KOFI indicated that the Bank of Germantown had complied with an agreement between the organizations dated August 21, 2001 and accordingly that agreement was thereby terminated.

Mike Mineer, President of Citizens Deposit commented, "Karen Ravencraft (President of the Bank of Germantown) and I are excited about the releases of our institutions from any regulatory action. This paves the way for us to complete the final steps in our plans to merge these two institutions together. We believe the merger will expand the opportunities for our customers to bank with us while we take advantage of operational efficiencies and reduce our combined operating costs."

Citizens Deposit has also announced plans to open a branch location in Maysville, Kentucky, located between the Citizens Deposit and Bank of Germantown markets. The location is conveniently located along the AA highway and will provided greater access to customers of both banks once the merger is complete.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.